Exhibit 23.1

Deloitte & Touche LLP
50 South Sixth Street
Suite 2800
Minneapolis, MN 55402-1538
USA

Tel: +1 612 397 4000
Fax: +1 612 397 4450
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-164109 of our report dated November 30, 2011, relating to the financial statements of Pioneer Financial Services, Inc. and its subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Minneapolis, Minnesota

December 23, 2011

Member of
Deloitte Touche Tohmatsu Limited